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                                                           Exhibit 99.(d)(1)(ii)

                                   SCHEDULE A

                            FEE AND EXPENSE AGREEMENT
                           WELLS FARGO VARIABLE TRUST

                        (CAPPED OPERATING EXPENSE RATIOS)

                                  CAPPED OPERATING       EXPIRATION/
NAME OF FUND                        EXPENSE RATIO       RENEWAL DATE
-------------------------------   ----------------   -------------------
VT Asset Allocation Fund/1/             1.00%        April 30, 2010

VT C&B Large Cap Value Fund/2/          1.00%        April 30, 2010

VT Core Equity Fund+/-                               3 Years After
   Class 1                              0.75%        Implementation Date
   Class 2                              1.00%        (all Classes)

VT Discovery Fund/3/                    1.15%        April 30, 2010

VT Equity Income Fund/4/                1.00%        April 30, 2010

VT International Core Fund/5/           1.00%        April 30, 2010

VT Intrinsic Value Fund+/-                           3 Years After
   Class 2                              1.00%        Implementation Date
                                                     (all Classes)

VT Large Company Core Fund/6/           1.00%        April 30, 2010

VT Large Company Growth Fund/7/         1.00%        April 30, 2010

----------
/1/ On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the name change of the VT Asset Allocation Fund to the VT Index Asset Allocation Fund, effective May 1, 2010. In addition, the existing unnamed variable fund class will be renamed Class 2, effective July 16, 2010.

/2/ On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the merger of the VT C&B Large Cap Value Fund into the VT Intrinsic Value Fund. Subject to receipt of shareholder approval, the merger will become effective on July 16, 2010.

+/- In connection with the reorganization with the Evergreen family of funds, on December 18, 2009 and January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the establishment of new Wells Fargo Advantage VT shell funds to become effective on July 16, 2010.

/3/ On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the renaming of the existing unnamed variable fund class of the VT Discovery Fund as Class 2, effective July 16, 2010.

/4/ On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the merger of the VT Equity Income Fund into the newly created VT Intrinsic Value Fund shell. Subject to receipt of shareholder approval, the merger will become effective on July 16, 2010.

/5/ On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved a decrease to the existing capped operating expense ratio, the name change of the VT International Core Fund to the VT International Equity Fund, and the addition of Class 1 shares with a capped operating expense ratio of 0.69%, effective July 16, 2010. At that time, the existing unnamed variable fund class will be renamed Class 2 and the capped operating expense ratio will be reduced from 1.00% to 0.94%.

/6/ On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the merger of the VT Large Company Core Fund into the newly created VT Core Equity Fund shell. Subject to receipt of shareholder approval, the merger will become effective on July 16, 2010.

/7/ On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the merger of the VT Large Company Growth Fund into the newly created VT Omega Growth Fund shell. Subject to receipt of shareholder approval, the merger will become effective on July 16, 2010.

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                                  CAPPED OPERATING       EXPIRATION/
NAME OF FUND                        EXPENSE RATIO       RENEWAL DATE
-------------------------------   ----------------   -------------------
VT Money Market Fund(8)                 0.75%        April 30, 2010

VT Omega Growth Fund+/-                              3 Years After
   Class 1                              0.75%        Implementation Date
   Class 2                              1.00%        (all Classes)

VT Opportunity Fund/9/                  1.07%        April 30, 2010

VT Small Cap Growth Fund/10/            1.20%        April 30, 2010

VT Small/Mid Cap Value Fund/11/         1.14%        April 30, 2010

VT Total Return Bond Fund/12/           0.90%        April 30, 2010

Most recent annual approval:  March 27, 2009

Schedule A Amended:  January 11, 2010

----------
/8/ On December 18, 2009 the Board of Trustees of Wells Fargo Variable Trust approved the liquidation of the VT Money Market Fund effective April 30, 2010.

/9/ On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the renaming of the existing unnamed variable fund class of the VT Opportunity Fund as Class 2, effective July 16, 2010.

/10/ On January 11, 2010 the Board of Trustees of Wells Fargo Variable Trust approved the addition of Class 1 and the existing unnamed variable fund class for the VT Small Cap Growth Fund will be renamed Class 2 effective July 16, 2010.

/11/ On January 11, 2010, the Board of Trustees of Wells Fargo Variable Trust approved the name change of the VT Small/Mid Cap Value Fund to the VT Small Cap Value Fund, effective May 1, 2010. Effective July 16, 2010, Class 1 will be added with a capped operating expense ratio of 0.89% and the existing unnamed variable fund class will be renamed as Class 2.

/12/ On January 11, 2010 the Board of Trustees of Wells Fargo Variable Trust approved the renaming of the existing unnamed variable fund class of the VT Total Return Bond Fund as Class 2, effective July 16, 2010.

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     The foregoing schedule of capped operating expense ratios is agreed to as of January 11, 2010 and shall remain in effect until changed in writing by the parties.

                                       WELLS FARGO VARIABLE TRUST


                                       By:
                                          --------------------------------------
                                          C. David Messman
                                          Secretary

                                       WELLS FARGO FUNDS MANAGEMENT, LLC


                                       By:
                                          --------------------------------------
                                          Andrew Owen
                                          Executive Vice President